As filed with the Securities and Exchange Commission
on August 7, 1997                                       REGISTRATION NO.
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                         NORTH CENTRAL BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Iowa                                            42-1449849
(STATE OR OTHER JURISDICTION                            (I.R.S. Employer
   OF INCORPORATION OR                                 Identification No.)
     ORGANIZATION)


                               825 CENTRAL AVENUE
                           FORT DODGE, IOWA 50501-1237
                                 (515) 576-7531
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------

                         NORTH CENTRAL BANCSHARES, INC.
                             1996 STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)
                                 ---------------

                                DAVID M. BRADLEY
          Chairman of the Board, President and Chief Executive Officer
                         North Central Bancshares, Inc.
                               825 Central Avenue
                           Fort Dodge, Iowa 50501-1237
                                 (515) 576-7531

                                    Copy to:

                             W. EDWARD BRIGHT, ESQ.
                             Thacher Proffitt & Wood
                       Two World Trade Center - 39th Floor
                            New York, New York 10048
                                 (212) 912-7400
     (NAME AND ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER AND AREA CODE,
                              OF AGENT FOR SERVICE)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of Securities          Amount to be Registered(1) Proposed Maximum Offering     Proposed Maximum                Amount of
to be Registered                                            Price Per Share (2)      Aggregate Offering Price (2)  Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value     401,105 shares                $16.563                   $5,653,633                  $1,714
====================================================================================================================================

(1) Based on the number of shares of common stock of North Central Bancshares, Inc. (the "Company") reserved for issuance upon exercise of options granted pursuant to the North Central Bancshares, Inc. 1996 Stock Option Plan (the "Plan"). In addition to such shares, this registration statement covers an undetermined number of shares of common stock of the Company that, by reason of certain events specified in the Plans, may become issuable upon exercise of options through the application of certain anti-dilution provisions.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which 236,000 and 500 shares subject to outstanding options are deemed to be offered at exercise prices of $12.375 and $13.5625, respectively, and shares that may be acquired upon exercise of options granted in the future are deemed to be offered at $16.563 per share, the average of the daily high and low sales prices of common stock of the Company on the NASDAQ Stock Market at the close of trading on August 5, 1997.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

                  Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not required to be filed with the Commission.


                  Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents and information heretofore filed with the Commission by the Registrant (File No. 0-27672) are incorporated by reference in this registration statement:

         (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which was filed with the Commission pursuant to the Exchange Act of 1934, as amended (the "Exchange Act");

         (2) the description of the Registrant's Common Stock (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A, dated January 26, 1996; and

         (3) the Registrant's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1997.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                  North Central Bancshares, Inc. will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to John L. Pierschbacher, North Central Bancshares, Inc., 825 Central Avenue, Fort Dodge, Iowa 50501-1237. Telephone requests may be directed to (515) 576-7531.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.

                  Section 851 of the Iowa Business Corporation Act (the "IBCA") INTER ALIA, empowers an Iowa corporation to indemnify an individual made a party to a proceeding because such individual is or was a director against liability incurred in the proceeding, provided that such individual acted in good faith, reasonably believed, in the case of conduct in such individual's official capacity with the corporation, that such individual's conduct was in the corporation's best interests, or in all other cases, that such individual's conduct was at least not opposed to the corporation's best interests and, with respect to a criminal proceeding, had no reasonable cause to believe such individual's conduct was unlawful. However, indemnification is prohibited either in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in such director's official capacity, in which such director was adjudged liable on the basis that personal benefit was improperly received.

                  Section 852 of the IBCA further provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because such director is or was a director of the corporation against reasonable expenses incurred by such director in connection with the proceeding.

                  Section 853 of the IBCA further provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding if such director furnishes the corporation a written affirmation's of such director's good faith belief that such director has met the standard of conduct described in Section 851, furnishes the corporation a written undertaking, to repay the advance if it is ultimately determined that such director did not meet the standard of conduct, or a determination is made that the facts then known to those making the determination would not preclude indemnification.

                  Section 856 of the IBCA further provides that, unless a corporation's articles of incorporation provide otherwise, an officer of the corporation who is not a director is entitled to mandatory indemnification to the same extent as a director. Additionally, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director; and indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with law, that may be provided by the articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

                  Section 857 of the IBCA further provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation or organization, against liability asserted against or incurred by such individual in that capacity or arising from such individual's status as such, whether or not the corporation would have power to indemnify such individual under Section 851 or 852 of the IBCA.

                  Article IX of the Company's Certificate of Incorporation provides that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of his fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the IBCA. Article X of the Company's Certificate of Incorporation requires the Company, among other things, to indemnify to the fullest extent permitted by the IBCA, any person who is or was or has agreed to become a director or officer of the Company, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Company, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the written request of the Company.

                  Article X also empowers the Company to purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of the Company or who is or was serving at the written request of the Company as a director, officer, employee or agent of another corporation or organization, against any liability, whether or not the Company would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Certificate of Incorporation. The Company is also authorized by its Certificate of Incorporation to enter into individual indemnification contracts with directors, officers, employees and agents. The Company's current employment agreement with David M. Bradley obligates the Bank to either provide Mr. Bradley with indemnification coverage under a standard directors' and officers' liability policy or to indemnify him to the fullest extent permitted by law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         4.1    North Central Bancshares, Inc. 1996 Stock Option Plan.
         4.2 Form of Stock Option Agreement for Directors under the North Central Bancshares, Inc. 1996 Stock Option Plan.
         4.3 Form of Stock Option Agreement for Officers and Employees under the North Central Bancshares, Inc. 1996 Stock Option Plan.
         4.4    Certificate of Incorporation of North Central
                Bancshares, Inc., incorporated by reference to the Registrant's Registration Statement on Form 8-A, dated January 26, 1996, as amended, which was filed with the Commission pursuant to the Exchange Act.
         4.5 By-Laws of North Central Bancshares, Inc., incorporated by reference to the Registrant's
                Registration Statement on Form 8-A, dated January 26,
                1996, as amended, which was filed with the Commission pursuant to the Exchange Act.
         5.1 Opinion of Dickinson, Mackaman, Tyler & Hagen, P.C. as to the legality of the securities being registered.
         23.1   Consent of Dickinson, Mackaman, Tyler & Hagen, P.C.(included in
                Exhibit 5.1 hereof).
         23.2   Consent of McGladrey & Pullen, LLP.


ITEM 9.  UNDERTAKINGS.

         A.    RULE 415 OFFERING.  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act ) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Dodge, State of Iowa on August 7, 1997.


                                   NORTH CENTRAL BANCSHARES, INC.
                                   (Registrant)


                                   By: /s/ David M. Bradley
                                      -----------------------------------------
                                           David M. Bradley
                                           Chairman of the Board, President and
                                           Chief Executive Officer


                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                  TITLE                                  DATE
                  ---------                                  -----                                  ----

/s/ David M. Bradley                             Chairman of the Board, President and          August 7, 1997
--------------------------------                 Chief Executive Officer
David M. Bradley                                 (Principal executive officer)

/s/ Karene Egemo                                 Director                                      August 7, 1997
--------------------------------
Karene Egemo

/s/ Howard A. Hecht                              Director                                      August 7, 1997
--------------------------------
Howard A. Hecht

/s/ Melvin R. Schroeder                          Director                                      August 7, 1997
--------------------------------
Melvin R. Schroeder

/s/ John M. Peters                               Director                                      August 7, 1997
--------------------------------
John M. Peters

/s/ Robert H. Singer, Jr.                        Director                                      August 7, 1997
--------------------------------
Robert H. Singer, Jr.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                              DESCRIPTION                                            PAGE NO.
------                                              -----------                                            --------


    4.1   North Central Bancshares, Inc. 1996 Stock Option Plan..................................................
    4.2   Stock Option Agreement for Directors under the North Central Bancshares, Inc.
            1996 Stock Option Plan...............................................................................
    4.3   Stock Option Agreement for Officers and Employees under the North Central
            Bancshares, Inc. 1996 Stock Option Plan..............................................................
    4.4   Certificate of Incorporation of North Central Bancshares, Inc., incorporated by reference to the Registrant's Registration Statement on Form 8-A,
            dated January 26, 1996, as amended, which was filed with the
            Commission pursuant to the Exchange Act..............................................................
    4.5   By-Laws of North Central Bancshares, Inc., incorporated by reference to the
            Registrant's Registration Statement on Form 8-A, dated January 26,
            1996, as amended, which was filed with the Commission pursuant to the Exchange Act.....................................................................................
    5.1   Opinion of Dickinson, Mackaman, Tyler & Hagen, P.C. as to the legality of the securities being registered..........................................................................
   23.1   Consent of Dickinson, Mackaman, Tyler & Hagen, P.C. (included in Exhibit 5.1 hereof)
   23.2   Consent of McGladrey & Pullen, LLP.....................................................................
